FOURTH AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT

THIS FOURTH AMENDED AND RESTATED WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 27th day of June 2007, by and among InterAmerican Acquisition Group Inc., a Delaware corporation (the “Company”), InterAmerican Capital Partners II LLC, a Delaware limited liability company (“ICP”), and Richard Propper (“Propper” and together with ICP, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company intends to sell in an initial public offering (“IPO”) of units consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase shares of the Company’s common stock (the “Units”);

WHEREAS, in order to induce institutional investors to invest in the IPO, the Purchasers have agreed to purchase warrants (the “Warrants”) to purchase shares of Common Stock with terms substantially similar to the terms of the warrants included as part of the units to be sold in the IPO;

WHEREAS, the Company shall issue and sell to the Purchasers, and the Purchasers agree to purchase, the number of Warrants set forth on Exhibit A hereto with respect to such Purchaser, subject to the terms and conditions set forth below;

WHEREAS, on October 21, 2005, the Company and ICP entered into a Warrant Purchase Agreement (the “Original Agreement”);

WHEREAS, the Company and ICP are parties to that certain Third Amended and Restated Warrant Purchase Agreement, dated as of June 2, 2006 (the “Third Amended Agreement”), that certain Second Amended and Restated Warrant Purchase Agreement, dated as of April 18, 2006 (the “Second Amended Agreement”), and the Amended and Restated Warrant Purchase Agreement, dated as of dated December 5, 2005 (the “First Amended Agreement”), which amended and restated the Original Agreement in its entirety; and

WHEREAS, the Company and the Purchasers desire to further amend and restate the Warrant Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Purchase Price.  On the basis of the representations, warranties, covenants and agreements, and subject to the terms and conditions set forth herein, upon the Closing hereof (as that term is defined in Section 2 below), the Company agrees to sell, transfer, convey and deliver to the Purchasers or cause to be delivered to the Purchasers and the Purchasers agree to purchase, acquire and accept delivery from the Company of an aggregate of 1,000,000 Warrants, for a purchase price per Warrant of $1.50, and an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Purchase Price”).  The Purchase Price shall be payable by the Purchasers to the Company in full at Closing.  Each Purchaser shall purchase the number of Warrants and pay the portion of the Purchase Price set forth opposite its or his name on Exhibit A hereto.

2.

Closing for Sale of the Warrants.  The closing for the purchase and sale of the Warrants shall occur prior to the consummation of the IPO at the offices of the Company or at such other mutually convenient time or at such other mutually convenient place as agreed upon by the parties (the “Closing”).  At the Closing, the Company shall deliver or cause to be delivered to the Purchasers one or more certificates representing the Warrants of the Company registered in the applicable Purchaser’s name, and the Purchasers shall pay the Purchase Price. The parties acknowledge that ICP may transfer all or a portion of its obligations to purchase the Warrants hereunder to the principals of ICP or any of their affiliates prior to the Closing and any Warrants purchased by ICP may be transferred to its principals or any of their affiliates, with any such transfers being subject to ICP providing written notice to the Company of such transfer and any transferee agreeing in writing to be bound by the terms of this Agreement, including, without limitation, any transfer restrictions.

3.

Representations and Warranties of the Company.  In order to induce the Purchasers to enter into this Agreement and to purchase the Warrants, the Company  hereby represents and warrants to each of the Purchasers as follows:

(a)

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

(b)

All corporate action on the part of the Company’s directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and the Warrants, has been taken or will be taken prior to the Closing, and this Agreement constitutes, and the Warrants when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor’s rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(c)

The Company has the corporate power to execute and deliver this Agreement and the Warrants to be purchased by the Purchasers  hereunder, to issue the Warrants and to carry out and perform all its obligations under this Agreement and the Warrants.

(d)

The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or in any material respect of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound. The execution, delivery and performance of and compliance with this Agreement and the Warrants have not resulted and will not result in any material violation of, or conflict with, any instrument, judgment, order, writ, decree, or contract to which the Company is a party or by which the Company is bound.

4.

Representations and Warranties of the Purchasers.  In order to induce the Company to enter into this Agreement and to sell the Warrants, each Purchaser hereby represents and warrants (except with respect to subclause (a) below, in which case only ICP represents and warrants) to the Company as follows:

(a)

ICP is a limited liability company, duly organized, validly existing and in good standing under the laws of Delaware.  ICP (i) has full power and authority to own and operate its properties and assets and to conduct and carry on its business as it is now being conducted and operated, and (ii) is duly qualified to do business and is in good standing, and is duly licensed, authorized or qualified to transact or conduct business, in each jurisdiction in which the ownership or lease of real property or the conduct of its business requires it to be so licensed, authorized or qualified.

(b)

This Agreement constitutes each Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’

rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Purchaser represents that it has full power and authority to enter into this Agreement.

(c)

The Warrants and the shares of the Company’s capital stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Act.

(d)

The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(e)

Each Purchaser understands that the Securities are characterized as “restricted securities” under the Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Act and applicable regulations thereunder such securities may not be resold without registration under the Act only in certain limited circumstances.  The certificates for such Warrants shall contain a legend indicating such restriction on transferability.

5.

Registration Rights; Warrant Agent.  The Warrants and the shares of Common Stock issuable upon exercise of the Warrants shall be registered by the Company pursuant to a Registration Rights Agreement between the Company and the Purchasers.  Prior to the date that the Securities and Exchange Commission declares the registration statement effective, the Purchasers will enter into a warrant agreement, or amend any existing warrant agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), to provide that the Warrant Agent shall act on behalf of the Company in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants.

6.

Warrant Adjustments.

6.1.

Stock Dividends; Split-Ups.  If after the date hereof, and subject to the provisions of Section 6.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

6.2.

Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 6.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6.3

Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 6.1 and 6.2 above, the warrant exercise price shall be adjusted (to the nearest cent) by multiplying such warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

6.4.

Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 6.1 or 6.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1 or 6.2, then such adjustment shall be made pursuant to Sections 6.1, 6.2, 6.3 and this Section 6.4.  The provisions of this Section 6.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.5.

Notices of Changes in Warrant.  Upon every adjustment of the warrant exercise price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the warrant exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified in Sections 6.1, 6.2, 6.3 or 6.4, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

6.6.

No Fractional Shares.  Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants.  If, by reason of any adjustment made pursuant to this Section 6, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

6.7.

Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 6, and Warrants issued after such adjustment may state the same warrant exercise price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement.  However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

7.

Miscellaneous.

(a)

Each Purchaser agrees that it will not sell, transfer or otherwise dispose of the Warrants or any shares of Common Stock issuable upon exercise of the Warrants until after the Company has consummated a merger, capital stock exchange, asset acquisition or other similar business combination as contemplated by the registration statement on Form S-1 filed in connection with the IPO.  The certificates for such Warrants shall contain a legend indicating such restriction on transferability.

(b)

This Agreement (i) cannot be amended, modified or terminated except in writing signed by both of the parties hereto, (ii) sets forth the entire understanding of the parties with respect to the subject matter hereof and (iii) supersedes any and all prior agreements or arrangements with respect thereto.

(c)

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior written or verbal agreement with respect to the subject matter hereof including without limitation the Original Agreement, the First Amended Agreement and the Second Amended Agreement.

(d)

The parties agree to execute and deliver such other and further documents and to take such action as may be reasonably necessary or desirable to give effect to any of the provisions of this Agreement.

(e)

If any provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any invalid or unenforceable provision were not embodied herein.

(f)

The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents thereof.

(g)

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without reference to principles of conflict of laws.

(h)

This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns.

(i)

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

InterAmerican Acquisition Group Inc.

By:_______________________________

Name: William C. Morro

Title: Chief Executive Officer

InterAmerican Capital Partners II LLC

By:_______________________________

Name: William C. Morro

Title:  Managing Member

__________________________________

Richard Propper

Exhibit A

Name of Purchaser	Number of Warrants	Purchase Price
InterAmerican Capital Partners II LLC	800,000	$1,200,000
Richard Propper	200,000	$ 300,000